Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2026, relating to the financial statements of Veradermics, Incorporated appearing in the Annual Report on Form 10-K of Veradermics, Incorporated for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Hartford, Connecticut
August 7, 2026